Exhibit 10.6

FLY BLADE, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

January 30, 2018

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8.6	Continuity of Other Restrictions	12
8.7	Governing Law	12
8.8	Counterparts	12
8.9	Further Assurances	12
8.10	Conflict	12
8.11	Attorney’s Fees	12
8.12	Titles and Subtitles	12
8.13	Entire Agreement	12
8.14	Delays or Omissions	13
8.15	Telecopy Execution and Delivery	13
8.16	Jurisdiction; Venue	13
8.17	Aggregation	13
8.18	Jury Trial	13

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FLY BLADE, INC.

AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Amended and Restated Right of First Refusal and Co-Sale Agreement (this “Agreement”) is dated as of January 30, 2018, and is between Fly Blade, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Exhibit A (each, an “Investor,” and collectively, the “Investors”), and the individuals listed on Exhibit B (each, a “Key Holder,” and collectively, the “Key Holders”).

RECITALS

WHEREAS, the Company, the Key Holders and certain of the Investors (the “Prior Investors”) previously entered into an Amended and Restated Right of First Refusal and Co-Sale Agreement, dated May 3, 2016 (the “Prior Agreement”).

WHEREAS, the Company and certain of the Investors are parties to the Series B Preferred Stock Purchase Agreement (as amended from time to time, the “Purchase Agreement”) of even date herewith, between the Company and such Investors (the “Financing”), and it is a condition to the closing of the Financing that the Company, the Key Holders and the Investors execute and deliver this Agreement.

WHEREAS, the Company, the Key Holders and the Prior Investors intend that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement.

AGREEMENT

NOW, THEREFORE, the Company, the Key Holders and the Investors holding a sufficient number of shares of the Company’s capital stock hereby agree to amend and restate the Prior Agreement in its entirety as set forth herein, and the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1           Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a)           “Affiliate” means, with respect to any specified person or entity, any other person or entity who directly or indirectly, controls, is controlled by or is under common control with such person or entity, including, without limitation, any general partner, managing member, officer or director of such person or entity, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such person or entity.

(b)           “Bad Actor Disqualification” means any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(c)	“Common Stock” means the common stock of the Company.

(d)           “Change of Control” means the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions.

(e)           “Convertible Securities” means all then outstanding options, warrants, rights, convertible notes, preferred stock or other securities of the Company directly or indirectly convertible into or exercisable for shares of Common Stock.

(f)            “Co-Sale Eligible Investor” means each Eligible Investor who has not exercised its right in Section 3.2.

(g)           “Days” means calendar days; provided that if any day on which a period specified in this Agreement would otherwise terminate falls on a weekend or a federal holiday, the term “day” shall mean the next business day.

(h)           “Eligible Investor” means any Investor (together with its Affiliates) who holds shares of Preferred Stock with an aggregate liquidation preference of $499,995.

(i)            “Preferred Stock” means, collectively, the Series Seed Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock.

(j)            “Rights of Co-Sale” means the rights of co-sale provided to the Co-Sale Eligible Investors in Section 4.

(k)           “Rights of First Refusal” means the rights of first refusal provided to the Company and the Eligible Investors in Section 3.

(l)	“Securities Act” means the Securities Act of 1933, as amended.

(m)          “Seller” means any (i) Investor that is not an Eligible Investor or (ii) Key Holder proposing to Transfer Seller Shares.

(n)           “Seller Shares” means all shares of capital stock of the Company owned as of the date hereof or hereafter acquired by a Seller, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like.

(o)           “Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.00001 per share.

(p)           “Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $0.00001 per share.

(q)           “Series Seed Preferred Stock” means, the Company’s Series Seed Preferred Stock, par value $0.00001 per share

(r)            “Transfer,” “Transferring,” “Transferred,” or words of similar import, mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

(i)            any bona fide pledge made to a financial institution pursuant to a bona fide loan transaction that creates a mere security interest; provided, that the pledgee executes a counterpart copy of this Agreement and becomes bound thereby as a Seller in the event that and to the extent that such pledgee ever acquires ownership of such pledged shares;

(ii)           any transfers of Seller Shares by a Seller to Seller’s spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of Seller, or to a trust or trusts for exclusive benefit of Seller or those members of Seller’s family specified in this Section 1.1(r)(ii) or transfers of Seller Shares by Seller by devise or descent; provided, that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;

(iii)          any bona fide gift effected for tax planning purposes; provided, that the pledgee, transferee, donee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;

(iv)          any transfer of Seller Shares originally purchased by (A) a Key Holder for cash or cash equivalents at a bona fide valuation or (B) an Investor; provided, that any such transfer may not exceed an aggregate maximum amount of 10% of Seller Shares (calculated as of the date of this Agreement and as may be adjusted from time to time for stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like) purchased for cash or cash equivalents held by such Key Holder or Investor;

(v)           any involuntary transfer of Seller Shares by operation of law (e.g., bankruptcy, divorce or death);

(vi)          any transfer by Seller to an Affiliate of such Seller for no consideration; provided that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller; and

(vii)         any transfer to the Company or an Eligible Investor pursuant to the terms of this Agreement; and

(viii)        any repurchase of Seller Shares by the Company at a price no greater than that originally paid by such Key Holder for such Seller Shares pursuant to agreements approved by the Board of Directors under which the Company has the option to repurchase such Seller Shares upon the occurrence of a termination of employment; provided, that any pledgee, transferee or donee of a pledge, transfer or gift made pursuant to subsections (ii), (iii) or (v) above shall remain subject to the Rights of First Refusal set forth in Section 3 and the Right of Co- Sale set forth in Section 4.

If a Seller plans to make any of the above excepted transfers, then, prior to transferring its Seller Shares, the Seller shall deliver to the Company a written notice stating: (i) Seller’s bona fide intention to make an excepted transfer of its Seller Shares; (ii) the name, address and phone number of each proposed transferee; (iii) the aggregate number of Seller Shares to be transferred to each proposed transferee; (iv) the section in this agreement upon which Seller is relying in making an excepted transfer; and (v) whether any proposed transferee (if such proposed transferee would own 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power) after such transfer) or any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members or any person that would be deemed a beneficial owner (if such beneficial owner would be deemed to own 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power) after such transfer) of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification (except for Bad Actor Disqualifications covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company).

SECTION 2

RESTRICTIONS ON TRANSFER

2.1            General. Before a Seller may Transfer any Seller Shares, Seller must comply with the provisions of Section 2.2, Section 3 and Section 4. Each Key Holder and Investor represents and warrants that it is the sole legal and beneficial owner of its Seller Shares and, subject to any restrictions imposed under the Company’s certificate of incorporation or bylaws, or under any restricted stock purchase agreement with the Company, that no other person or entity has any interest (other than a community property interest) in such shares.

2.2            Notice of Proposed Transfer. Prior to Seller Transferring any of its Seller Shares, Seller shall deliver to the Company and the Eligible Investors a written notice (the “Transfer Notice”), not later than thirty (30) days prior to the consummation of such proposed Transfer, in substantially the form attached hereto as Exhibit C, stating: (i) Seller’s bona fide intention to Transfer such Seller Shares; (ii) the name, address and phone number of each proposed purchaser or other transferee (each, a “Proposed Transferee”); (iii) the aggregate number of Seller Shares proposed to be Transferred to each Proposed Transferee (the “Offered Shares”); (iv) the bona fide cash price or, in reasonable detail, other consideration for which Seller proposes to Transfer the Offered Shares (the “Offered Price”); (v) each Eligible Investor’s right to exercise either its Right of First Refusal or its Right of Co-Sale (but not both rights) with respect to the Offered Shares; and (vi) whether any Proposed Transferee who would own 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power) after such transfer or any of such Proposed Transferee’s directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members or any person that would be deemed a beneficial owner (if such beneficial owner would be deemed to own 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power) after such transfer) of the Offered Shares (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification (except for Bad Actor Disqualifications covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company).

SECTION 3

RIGHT OF FIRST REFUSAL

3.1	Exercise by the Company.

(a)            For a period of twenty (20) days (the “Initial Exercise Period”) after the last date on which the Transfer Notice is, pursuant to Section 8.1, deemed to have been delivered to the Company and all Eligible Investors, the Company shall have the right to purchase all or any part of the Offered Shares on the terms and conditions set forth in this Section 3. In order to exercise its right hereunder, the Company must deliver written notice to Seller within the Initial Exercise Period.

(b)            Upon the earlier to occur of (i) the expiration of the Initial Exercise Period or (ii) the time when Seller has received written confirmation from the Company regarding its exercise of its Right of First Refusal, the Company shall be deemed to have made its election with respect to the Offered Shares, and the shares for which the Eligible Investors may exercise their Rights of First Refusal (as described below) shall be correspondingly reduced, if appropriate.

3.2	Initial Exercise by the Eligible Investors.

(a)            Subject to the limitations of this Section 3.2, during the Initial Exercise Period, the Eligible Investors shall have the right to purchase, in the aggregate, all or any part of the Offered Shares not purchased by the Company pursuant to Section 3.1 (the “Remaining Shares”) on the terms and conditions set forth in this Section 3. In order to exercise its rights hereunder, such Eligible Investor must provide written notice delivered to Seller within the Initial Exercise Period.

(b)            To the extent the aggregate number of shares that the Eligible Investors desire to purchase (as evidenced in the written notices delivered to Seller) exceeds the Remaining Shares, each Eligible Investor so exercising will be entitled to purchase its pro rata share of the Remaining Shares, which shall be equal to that number of the Remaining Shares equal to the product obtained by multiplying (x) the number of Remaining Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and other Convertible Securities into Common Stock) held by such Eligible Investor on the date of the Transfer Notice and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and other Convertible Securities into Common Stock) held on the date of the Transfer Notice by all Eligible Investors exercising their Rights of First Refusal (“Pro Rata ROFR Share”).

(c)            Within five (5) days after the expiration of the Initial Exercise Period, Seller will give written notice to the Company and each Eligible Investor specifying the number of Offered Shares to be purchased by the Company and each Eligible Investor exercising its Right of First Refusal (the “ROFR Confirmation Notice”). The ROFR Confirmation Notice shall also specify the number of Offered Shares not purchased by the Company or the Eligible Investors, if any, pursuant to Sections 3.1 and 3.2 (“Unsubscribed Shares”) and shall list each Participating Investor’s (as defined in Section 3.3) Subsequent Pro Rata Share (as described in Section 3.3) of any such Unsubscribed Shares.

3.3            Subsequent Exercise by Eligible Investors. To the extent that there remain any Unsubscribed Shares, each Eligible Investor electing to exercise its right to purchase at least its full Pro Rata ROFR Share of the Remaining Shares under Section 3.2 (a “Participating Investor”) shall have a right to purchase all or any part of the Unsubscribed Shares; however, to the extent the aggregate number of shares that the Participating Investors desire to purchase (as evidenced in written notices delivered to the Seller) exceeds the remaining Unsubscribed Shares, each Participating Investor so exercising (an “Electing Participating Investor”) will be entitled to purchase that number of the Unsubscribed Shares equal to the product obtained by multiplying (x) the number of Unsubscribed Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by such Electing Participating Investor and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by all Participating Investors (“Subsequent Pro Rata Share”). In order to exercise its rights hereunder, such Electing Participating Investor must provide written notice to Seller with a copy to the Company and each Eligible Investor within seven (7) days after the expiration of the Initial Exercise Period.

3.4            Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or by an Eligible Investor exercising its Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 3.5. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company, each Eligible Investor and Seller, absent fraud or error.

3.5            Closing; Payment. Subject to compliance with applicable state and federal securities laws, the Company and the Eligible Investors exercising their Rights of First Refusal shall effect the purchase of all or any portion of the Offered Shares, including the payment of the purchase price, within ten (10) days after the later of (i) delivery of the ROFR Confirmation Notice and, (ii) delivery of the Co-Sale Confirmation Notice (as defined in Section 4.1(c)) (the “Right of First Refusal Closing”). Payment of the purchase price will be made, at the option of the party exercising its Right of First Refusal, (i) in cash (by check), (ii) by wire transfer, (iii) by cancellation of all or a portion of any outstanding indebtedness of Seller to the Company or the Eligible Investor, as the case may be, or (iv) by any combination of the foregoing. At such Right of First Refusal Closing, Seller shall deliver to each of the Company and the Eligible Investors exercising their Rights of First Refusal, one or more certificates, properly endorsed for transfer, representing such Offered Shares so purchased.

3.6            Exclusion from Right of First Refusal. This Right of First Refusal shall not apply with respect to shares sold and to be sold by Eligible Investors pursuant to the Right of Co-Sale (set forth in Section 4).

3.7            No Right of First Refusal for Bad Actors. No Investor shall be an Eligible Investor for purposes of the Rights of First Refusal if the Investor or any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members or any person that is a beneficial owner of the securities of the Company held by the Investor (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except for Bad Actor Disqualifications covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company.

SECTION 4

RIGHT OF CO-SALE

4.1	Exercise by the Eligible Investors.

(a)            Subject to the limitations of this Section 4, to the extent the Company and the Eligible Investors do not exercise their respective Rights of First Refusal with respect to all or any part of the Offered Shares or the Remaining Shares, as applicable, pursuant to Section 3, then, each Co-Sale Eligible Investor shall have the right to participate in such sale of the Offered Shares which are not being purchased by the Company or the Eligible Investors pursuant to their respective Rights of First Refusal (“Residual Shares”), on the same terms and conditions as specified in the Transfer Notice, to the extent described in Section 4.1(b). To exercise its rights hereunder, each Co-Sale Eligible Investor (a “Selling Investor”) must have provided a written notice to Seller within the Initial Exercise Period indicating the number of shares it holds that it wishes to sell pursuant to this Section 4.1.

(b)            Each Selling Investor will be entitled to sell up to its pro rata share of the Residual Shares, which shall be equal to the product obtained by multiplying (x) the number of Residual Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by such Selling Investor and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by Seller and the Selling Investors.

(c)            Within ten (10) days after the expiration of the Initial Exercise Period, Seller will give written notice to the Company and each Selling Investor specifying the number of Residual Shares to be sold by each Selling Investor exercising its Right of Co-Sale (the “Co-Sale Confirmation Notice”).

4.2            Closing; Consummation of the Co-Sale. Subject to compliance with applicable state and federal securities laws, the sale of the Residual Shares by the Selling Investors shall occur within ten (10) days after delivery of the Co-Sale Confirmation Notice (the “Co-Sale Closing”). If a Selling Investor exercised the Right of Co-Sale in accordance with this Section 4, then such Selling Investor shall deliver to Seller at or before the Co-Sale Closing, one or more certificates, properly endorsed for Transfer, representing the number of Residual Shares to which the Selling Investor is entitled to sell pursuant to this Section 4. At the Co-Sale Closing, Seller shall cause such certificates or other instruments to be Transferred and delivered to the transferee pursuant to the terms and conditions specified in the Transfer Notice, and Seller will remit, or will cause to be remitted, to each Selling Investor, at the Co-Sale Closing, that portion of the proceeds of the Transfer to which each Selling Investor is entitled by reason of each Selling Investor’s participation in such Transfer pursuant to the Right of Co-Sale.

4.3            Exclusion from Co-Sale Right. This Right of Co-Sale shall not apply with respect to (i) Offered Shares sold or to be sold to Eligible Investors or the Company pursuant to the Right of First Refusal or (ii) Preferred Stock (or shares issued or issuable upon conversion of Preferred Stock).

4.4            Multiple Series, Class or Type of Stock. If the Offered Shares consist of more than one series, class or type of security, Seller has the right to Transfer hereunder each such series, class or type; provided that if, as to the Right of Co-Sale, a Selling Investor does not hold any of such series, class or type and the Proposed Transferee is not willing, at the Co-Sale Closing, to purchase some other series, class or type of security from such Selling Investor, or is unwilling to purchase any security from such Selling Investor at the Co-Sale Closing, then such Selling Investor will have the put right (the “Put Right”) set forth in Section 5.2.

4.5            Seller’s Right to Transfer. If any of the Offered Shares remain available after the exercise of all Rights of First Refusal and all Rights of Co-Sale, then the Seller shall be free to Transfer, subject to Section 5, any such remaining shares to the Proposed Transferee at the Offered Price or a higher price in accordance with the terms set forth in the Transfer Notice; provided, however, that if the Offered Shares are not so Transferred during the seventy-two (72) day period following the deemed delivery of the Transfer Notice, then Seller may not Transfer any of such remaining Offered Shares without complying again in full with the provisions of this Agreement.

SECTION 5

CONDITIONS TO VALID TRANSFER

5.1            Generally. Any attempt by any Seller to transfer any Seller Shares in violation of any provision of this Agreement will be void. No securities shall be transferred by a Seller unless (i) such transfer is made in compliance with all of the terms of this Agreement and all applicable federal and state securities laws and (ii) prior to such transfer, the transferee or transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement. The Company will not be required to (i) transfer on its books any shares that have been transferred in violation of any provisions of this Agreement or (ii) treat as owner of such shares, or accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such shares may have been so transferred.

5.2            Put Right. If a Seller Transfers any Seller Shares in contravention of the Right of Co-Sale under this Agreement (a “Prohibited Transfer”), or if the Proposed Transferee of Offered Shares desires to purchase a class, series or type of stock offered by Seller but not held by a Selling Investor, or the Proposed Transferee is unwilling to purchase any securities from a Selling Investor, such Selling Investor may, by delivery of written notice to such Seller (a “Put Notice”) within ten (10) days after the later of (i) the Co-Sale Closing and (ii) the date on which such Selling Investor becomes aware of the Prohibited Transfer or the terms thereof, require such Seller to purchase from such Selling Investor that number of shares of Preferred Stock (on an as-converted basis) or Common Stock (subject to Section 5.2(b)) that is equal to the number of Residual Shares such Selling Investor would have been entitled to Transfer to the purchaser (the “Put Shares”). Such sale shall be made on the following terms and conditions:

(a)            The price per share at which the Put Shares are to be sold to Seller shall be equal to the price per share that the Selling Investor would have received at the Co-Sale Closing of such Prohibited Transfer if such Selling Investor had sold such Put Shares at the Co-Sale Closing. Such purchase price of the Put Shares shall be paid in cash or such other consideration as Seller received in the Prohibited Transfer or at the Co-Sale Closing. Seller shall also reimburse the Selling Investor for any and all fees and expenses, including, but not limited to, legal fees and expenses, incurred pursuant to the exercise or attempted exercise of such Selling Investor’s Rights of Co-Sale pursuant to Section 4 or in the exercise of its rights under this Section 5 with respect to the Put Shares.

(b)            The Put Shares of stock to be sold to Seller shall be of the same class or type as Transferred in the Prohibited Transfer or at the Co-Sale Closing if such Selling Investor then owns securities of such class or type. If such Selling Investor does not own any of such class or type, the Put Shares shall be shares of Common Stock (or Preferred Stock convertible into Common Stock at the option of the holder thereof).

(c)            The closing of such sale to Seller will occur within ten (10) days after the date of such Selling Investor’s Put Notice to such Seller. At such closing, the Selling Investor shall deliver to Seller the certificate or certificates representing the Put Shares to be sold, each certificate to be properly endorsed for transfer, and immediately upon receipt thereof, such Seller shall pay the aggregate purchase price therefor, and the amount of reimbursable fees and expenses, as specified in Section 5.2(a).

5.3            No Transfers to Bad Actors. Each Key Holder and Investor agrees not to make any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) who would own 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power) after such transfer unless and until such proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner (if such beneficial owner would be deemed own 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power) after such transfer) of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except for Bad Actor Disqualifications covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer or disposition, in writing in reasonable detail to the Company.

SECTION 6

RESTRICTIVE LEGEND AND STOP TRANSFER ORDERS

6.1         Legend. Each Key Holder and Investor understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Seller Shares by such Key Holder or Investor:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON TRANSFEREES OF THESE SHARES.

6.2         Stop Transfer Instructions. In order to ensure compliance with the restrictions referred to herein, each Key Holder and Investor agrees that the Company may issue appropriate “stop transfer” certificates or instructions in the event of a transfer in violation of any provision of this Agreement and that it may make appropriate notations to the same effect in its records.

SECTION 7

TERMINATION

7.1         Termination. The Eligible Investors’ Rights of First Refusal and Rights of Co-Sale shall terminate upon the earliest to occur of (i) the closing of an Initial Public Offering (as defined below), (ii) the date on which this Agreement is terminated by a writing executed by holders of at least a majority of the shares of Preferred Stock then held by the Investors (on an as converted to common basis), (iii) the dissolution or winding-up of the Company, or (iv) immediately prior to the effective date of a Change of Control. The Company’s Right of First Refusal will terminate upon the earliest to occur of (x) a written election of the Company pursuant to an action by the Board of Directors, or (y) the occurrence of any of (i), (ii), (iii) or (iv) in the preceding sentence. An “Initial Public Offering” means the Company’s first bona fide, firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s Common Stock.

SECTION 8

MISCELLANEOUS

8.1         Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor, a Key Holder or any other holder of Company securities subject to this Agreement) or otherwise delivered by hand, messenger or courier service addressed:

(a)           if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof;

(b)           if to a Key Holder, to that person’s address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof;

(c)           if to any other holder of Company securities subject to this Agreement, to such address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of such securities for which the Company has contact information in its records; or

(d)          if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 499 East 34th Street, New York, NY 10016, or at such other current address as the Company shall have furnished to the Investors, Key Holders or other such holders, with a copy (which shall not constitute notice) to Sacha Ross, Cooley LLP 1114 Avenue of the Americas, 46th Floor, New York, NY 10036.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor, Key Holder or other security holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth in the exhibits to this Agreement (or to any other facsimile number for the Investor, Key Holder or other security holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth in the exhibits to this Agreement (or to any other electronic mail address for the Investor, Key Holder or other security holder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor, Key Holder or other security holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor, Key Holder or other security holder. This consent may be revoked by an Investor, Key Holder or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

8.2          Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.3          Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.4          Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) Key Holders holding a majority of the Seller Shares (on an as- converted-to-common-stock basis) held by all Key Holders and (iii) Investors holding a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock held by the Investors (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that:

(a)           Investors purchasing Shares after the Closing (as such term is defined in the Purchase Agreement) may become parties to this Agreement by executing a counterpart of this Agreement, without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Investor or Key Holder;

(b)           persons or entities who acquire shares of Common Stock of the Company may become parties to this Agreement as Key Holders by executing a counterpart of this Agreement, without any amendment of this Agreement, pursuant to this Section 8.4 or any consent or approval of any other Investor or Key Holder;

(c)           if any amendment, waiver, discharge or termination operates in a manner that treats any Investor or Key Holder materially differently from other Investors or Key Holders, respectively, the consent of such Investor or Key Holder shall also be required for such amendment, waiver, discharge or termination; and

(d)           the consent of the Key Holders or Investors shall not be required for any amendment, waiver, discharge or termination if such amendment, waiver, discharge or termination does not apply to the Key Holders or Investors, respectively.

Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon the Company, the Investors, the Key Holders and each future holder of shares of Preferred Stock with rights under this Agreement and their respective successors and permitted assigns, whether or not such party, other shareholder, successor or assignee entered into or approved such amendment, waiver, discharge or termination. Each Investor and Key Holder acknowledges that by the operation of this paragraph, (i) the Company, (ii) Key Holders holding a majority of the Seller Shares (on an as-converted-to- common-stock basis) held by all Key Holders, (iii) Investors holding a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock held by all Investors (excluding any of such shares that have been sold to the public or pursuant to Rule 144) and permitted transferees will collectively have the right and power to diminish or eliminate the rights of such Investor or Key Holder under this Agreement. If determined by a Special Board Vote (as defined in the Company’s certificate of incorporation), the Company shall give prompt written notice of any amendment, waiver, discharge or termination hereunder to any party hereto that did not consent in writing to such amendment, waiver, discharge or termination. For purposes of this Section 8.4, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Investors circulated by the Company and executed by the parties specified.

8.5          Additional Parties. Following the date of this Agreement, the Company agrees to use commercially reasonable efforts to cause each person (other than an Investor) who comes to hold at least 1% of the shares of Common Stock (assuming full conversion of the Preferred Stock and full conversion or exercise of all outstanding convertible securities, rights, options and warrants and all securities reserved for issuance under the Company’s stock plans) to become a party to this Agreement and be deemed a “Key Holder” hereunder and no amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Investor shall be required as a condition to such Key Holder’s execution and delivery of an additional counterpart signature page to this Agreement.

8.6          Continuity of Other Restrictions. Any Seller Shares not purchased by the Company or any Eligible Investor pursuant to their Right of First Refusal hereunder will continue to be subject to all other restrictions imposed upon such Seller Shares hereunder and by law, including any restrictions imposed under the Company’s certificate of incorporation or bylaws, or by agreement.

8.7          Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within New York, without regard to principles of conflicts of law.

8.8          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

8.9          Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

8.10        Conflict. In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control. In the event of any conflict between the terms of this Agreement and any other agreement to which a Key Holder is a party or by which such Key Holder is bound, the terms of this Agreement will control. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

8.11        Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.12        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto.

8.13        Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes in its entirety the Prior Agreement, which shall have no further force and effect. This Agreement shall be deemed an amendment and restatement of the Prior Agreement, and any party thereto who does not execute and deliver this Agreement will nevertheless be deemed a party hereunder and have all of the rights, benefits and obligations associated therewith. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

8.14        Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

8.15        Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

8.16        Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in New York County, New York (or in the event of exclusive federal jurisdiction, the courts of the Southern District of New York).

8.17        Aggregation. All shares of Preferred Stock of the Company held or acquired by affiliated entities or persons of an Investor (including but not limited to: (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust, in the case of an Investor who is an individual; or (iv) a member of an Investor that is a limited liability company) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock.

8.18       Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(signature page follows)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

FLY BLADE, INC.
a Delaware corporation

By:	/s/ Rob Wiesenthal

Name:	Rob Wiesenthal

Title:	Chief Executive Officer

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

KEY HOLDER

Rob Wiesenthal
(Print name of Key Holder)

/s/ Rob Wiesenthal
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

KEY HOLDER

JumpTen LLC
(Print name of Key Holder)

/s/ Steve Martocci
(Signature)

Steve Martocci
(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

COLPE BLADE INVESTOR, LLC

By:	/s/ Mark M. Hedstrom

Name:	Mark M. Hedstrom

Title:	Vice President

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

LERER HIPPEAU VENTURES V, LP

By:	Lerer Hippeau Ventures V GP, LLC, its General Partner

By:	/s/ Eric Hippeau

Name:	Eric Hippeau

Title:	Managing Member

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

LERERHIPPEAUVENTURES SELECT FUND,LP

By:	LererHippeauVenturesSelectFundGP,LLC,itsGeneralPartner

By:	/s/EricHippeau

Name:	EricHippeau

Title:	ManagingMember

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

Lerer Investments II, LLC
(Print name of Key Holder)

/s/ Kenneth Lerer
(Signature)

Kenneth Lerer
(Print name of signatory, if signing for an entity)

Managing Member
(Print title of signatory, if signing for an entity)

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

Andrew Bazos
(Print investor name)

/s/ Andrew Bazos
(Signature)

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

Andrew Farkas
(Print investor name)

/s/ Andrew Farkas

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

Gerald J. Cardinale
(Print investor name)

/s/ Gerald J. Cardinale

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

I-HATCH MANAGEMENT LLC

By:	/s/ Bradford Farkas

Name:	Bradford Farkas
(Print investor name)

Title:	Managing Member

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

MATTHEW JACOBSON TRUST UAD
6/9/10

By:	/s/ Matthew Jacobson

Name:	Matthew Jacobson
(Print investor name)

Title:	Trustee

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

PLYMOUTH TECHNOLOGY LLC

By: Plymouth Investment, LP, its Sole Member

By:	/s/ Richard Mishaan

Name:	Richard Mishaan
(Print investor name)

Title:	Managing director

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

RAINE VENTURE PARTNERS LLP

By: Raine Venture Associates I LP, its general partner

By: Raine Management LLC, its general partner

By:	/s/ Alfred Chianese

Name:	Alfred Chianese
(Print investor name)

Title:	Vice President

Address: 810 Seventh Ave, 39th Floor, New York NY 10019

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

Snickers Holdings LLC
(Print name of Key Holder)

/s/ David Zaslav
(Signature)

David Zaslav
(Print name of signatory, if signing for an entity)

President
(Print title of signatory, if signing for an entity

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

ROB WIESENTHAL

/s/ Rob Wiesenthal
(Signature)

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

AIRBUS HELICOPTERS S.A.S

By:	/s/ Clive Schley

Name:	Clive Schley

Title:	SVP Strategy

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

LIONTREE PARTNERS LLC

By:	/s/ Matthew Derdeyn

Name:	Matthew Derdeyn

Title:	Chief Financial Officer

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)

The parties are signing this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date stated in the introductory clause.

INVESTOR

JUST BLADE, LLC

By:	/s/ Mark M. Hedstrom

Name:	Mark M. Hedstrom

Title:	Vice President

(Signature page to the Amended and Restated Right of First Refusal and Co-Sale Agreement)